EXHIBIT 1


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Prospectus Supplement of Home Equity Loan Trust, relating to Asset-Backed Pass-Through Certificates, Series 2003-HS1 comprising part of the Registration Statement (No. 333-81236) of ACE Securities Corp., of our reports, dated January 31, 2003, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.




/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
New York, New York
August 18, 2003